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                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-576, No. 333-578, No. 333-580, No. 333-582, and
No. 333-24929) of Allmerica Financial Corporation of our report dated February 3, 1997, except as to Note 1, which is as of February 19, 1997, and Note 2, which is as of April 14, 1997, appearing in this Form 10-K/A. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which also appears in this Form 10-K/A.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP
Boston, Massachusetts
June 11, 1997